Exhibit 10.14.2

Marine Acoustics, Inc.                                     809 Aquidneck Avenue
                                                           Middletown, RI 02842
                                                           401.847-7508
                                                           Fax: 401-847-7864

22 March 2004

LMIC, Inc.
6435 Virginia Manor Rd.
Beltsville, MD 20705

Attention:        Jay Duffy
Subject: Subcontract Agreement 04-LMIC Amendment#1

Dear Mr. Duffy:

As discussed, I have enclosed a copy of Amendment 1 to subcontract Agreement SA04-LMIC. The subject Subcontract is hereby amended unilaterally as set forth below to increase the production quantity ordered by 3000 units (5000 units contract total), and to increase the Funding Limitation Amount by $1,000,000 to $2,000,000. The estimated total cost for this project has been undated from $1,701,280.00 to $4,253,200.

Amendments:

Replace Exhibit A dated December 23, 2003 in its entirety with the enclosed Exhibit A dated March 22, 2004.

Replace Exhibit B dated December 23, 2003 in its entirety with the enclosed Exhibit B dated March 22, 2004.

All other provisions of the Subcontract not expressly changed herein shall remain in full force and effect.

If you have any questions or need any additional information, please call me at 401-847-7508, 401-847-7864 (Fax) or email at blpii@aol.com.

/s/ Bernard L. Patterson
------------------------
Bernard L Matterson
Vice President

Enclosure

Cc:   P2
      File

                   EXHIBIT B TO SUBCONTRACT AGREEMENT 04-LMIC
                                      dated
                                 March 22, 2004

                                     Between

                             MARINE ACOUSTICS, INC.

                                       AND

                                    LMIC, Inc

1. LEVEL OF EFFORT

In satisfaction of the work called for in Exhibit A above, the Supplier shall provide the labor necessary to accomplish the Task set forth in Exhibit A as set forth in Attachment 1 (LMIC cost proposal - Phraselator Model 2000 / CRO-494, dated December 18, 2003)

2. INVOICING SCHEDULE

Supplier shall invoice MAI on a monthly basis for services rendered and units produced in accordance with the terms of the PSA dated June 9, 2003.

3. ESTIMATED FEE AND PAYMENT

         (A) Estimated initial non-cancellable, non-returnable materials  $152,000.00

         (B)  Per Unit Estimated Cost (order quantity 500 0)              $850.64 (see Note I below)

         (C)  Total Estimated Cost (5000 units)                           $4,253,200.00

         (D) Limitations of MAI's Obligation

The amounts presently allotted to perform the tasks in this Subcontract are shown below. The Supplier agrees to comply with the funding limitation(s) and period(s) of obligation authority (POOA) below.

Task     Funding Limitation Amount          POOA Expiration Date         LOE
----     -------------------------          --------------------         ---
1            $2,000,000.00                    31 December 2004           TBD

Note 1: Per unit cost estimate for materials, licensing and labor will be reassessed for accuracy at the 500 and 1000 unit production levels of the current contract SA03-383-LMIC.

/s/ Bernard L. Patterson, III                                          3/26/04
    -------------------------                                          -------
Bernard L. Patterson, III                                              Dated
Vice President